UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report: August 8, 2012

(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1271 Avenue of the Americas, 14th Floor, New York, New York 10020

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 521-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

E*TRADE Financial Corporation (the “Company”) announced that, effective immediately, its Board of Directors has appointed Frank J. Petrilli as the Company’s Interim Chief Executive Officer, replacing Steven J. Freiberg, and appointed Rodger A. Lawson as the Lead Director.

Mr. Petrilli, age 61, has been Chairman of the Company’s Board of Directors since January 2012. Most recently, Mr. Petrilli was Chief Executive Officer of Surge Trading, Inc. and previously served as President and Chief Executive Officer of Nexxar Group, Inc. From 1995 to 2004 he held several positions at TD Waterhouse, during that period a US subsidiary of TD Bank Group, including President and CEO. During his service as Interim Chief Executive Officer, his compensation will be $500,000 per month.

Mr. Lawson, who has been a member of the Board of Directors since February 2012, is a retired financial services executive who most recently served as President and CEO of Fidelity Investments – Financial Services.

Mr. Freiberg, who is also leaving the Board of Directors, will be eligible to receive separation benefits in accordance with his employment agreement dated March 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated: August 9, 2012	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary